EXHIBIT 10.1

northwest park

OFFICE lease

by and between

nwp retail 18 llc
(AS LANDLORD)

and

LEMAITRE VASCULAR, INC.
(AS TENANT)

FOR PREMISES AT

32-34 THIRD AVENUE
burlington, massachusetts

NORTHWEST PARK

OFFICE L E A S E

ARTICLE 1
Reference Data

1.1	Subject Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Effective Date:	November 26, 2019

Building:

The single-story building located in Northwest Park in Burlington, Massachusetts (hereinafter referred to as the “Park”) on a parcel of land known as 32-34 Third Avenue (the Building and such parcel of land hereinafter being collectively referred to as the “Property”).

Premises:	The entire Building, substantially as shown on Exhibit A attached hereto.

Rentable Floor Area of Premises:	Approximately 26,447 rentable square feet

Landlord:	NWP Retail 18 LLC, a Massachusetts limited liability company

Original Notice Address of Landlord:	c/o Nordblom Management Company, Inc. 71 Third Avenue Burlington, Massachusetts 01803

Tenant:	LeMaitre Vascular, Inc., a Delaware corporation

Original Notice Address of Tenant:	63 Second Avenue Burlington, MA 01803

Commencement Date:	See Section 2.2

Expiration Date:	December 31, 2030

Rent Commencement Date:	Thirty (30) days after and including the Commencement Date

Anticipated Delivery Date:	May 1, 2020

Annual Fixed Rent Rate:	Rent Commencement
	Date -12/31/20:	$370,258.00[1]
	1/1/21-12/31/21	$370,258.00
	1/1/22-12/31/22:	$383,481.50
	1/1/23-12/31/23:	$396,705.00
	1/1/24-12/31/24:	$409,928.50
	1/1/25-12/31/25:	$423,152.00
	1/1/26-12/31/26:	$436,375.50
	1/1/27-12/31/27:	$449,599.00
	1/1/28-12/31/28:	$462,822.50
	1/1/29-12/31/29:	$476,046.00
	1/1/30-12/31/30:	$489,296.50

Monthly Fixed Rent Rate:	Rent Commencement
	Date -12/31/20:	$30,855.00
	1/1/21-12/31/21	$30,855.00
	1/1/22-12/31/22:	$31,957.00
	1/1/23-12/31/23:	$33,059.00
	1/1/24-12/31/24:	$34,161.00
	1/1/25-12/31/25:	$35,263.00
	1/1/26-12/31/26:	$36,365.00
	1/1/27-12/31/27:	$37,467.00
	1/1/28-12/31/28:	$38,569.00
	1/1/29-12/31/29:	$39,671.00
	1/1/30-12/31/30:	$40,772.00

Security and Restoration Deposit:	$50,000.00

Tenant’s Percentage:	The ratio of the Rentable Floor Area of the Premises to the total rentable area of the Building, which shall initially be deemed to be 100%

Initial Estimate of Tenant’s Percentage of Taxes for the Tax Year:	$72,465.00

Initial Estimate of Tenant’s Percentage of Operating Costs for the Calendar Year:	$96,532.00

Permitted Uses:	General office, research and development, light manufacturing and warehouse.

Commercial General Liability Insurance Limits:	$1,000,000 per occurrence $2,000,000 general aggregate

Commercial Excess Liability and/or Umbrella Insurance Limits:	$5,000,000 general aggregate $5,000,000 per occurrence

Guarantor:	None

1 This is an annualized amount.

1.2	Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

	EXHIBIT A	Plan showing the Premises
	EXHIBIT B	Commencement Date Notification
	EXHIBIT C	Description of Interior Upgrades
	EXHIBIT C-1	Plan Showing Interior Upgrades
	EXHIBIT C-2	Rendering Showing Exterior Building Upgrades
	EXHIBIT D	Rules and Regulations
	EXHIBIT D-1	Construction Rules and Regulations
	EXHIBIT E	Form Tenant Estoppel Certificate
	EXHIBIT F	Landlord’s Consent and Waiver

ARTICLE 2
Premises and Term

2.1

Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, and pipes, ducts, conduits, wires, and appurtenant fixtures in the Building (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures).

Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Park from time to time made by Landlord of which Tenant is given notice: (a) common walkways and driveways necessary for access to the Building, and (b) the common parking areas serving the Building.

Tenant shall be permitted to use up to 98parking spaces in the parking area serving the Building. Subject to the actions of and/or directives or orders from governmental and other controlling authorities, and/or the actions of utility companies, Landlord shall not decrease the size of the existing parking area serving the Building.

Landlord reserves the right from time to time, at reasonable times and upon reasonable prior notice to Tenant, except in the case of emergencies, and without unreasonable interference with Tenant’s use of the Premises: (a) to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Building, (b) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (c) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same. Landlord shall use reasonable efforts to perform the activities permitted under this paragraph during normal business hours, and shall use reasonable efforts not to interfere with Tenant’s business operations in the Premises.

2.2

Term. TO HAVE AND TO HOLD for a term (the “Term”) beginning on the Commencement Date, which shall be the earlier of (a) the date on which the Landlord’s Work (defined in Section 3.1) has been Substantially Completed or (b) the opening by Tenant of its business in the Premises, and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The term “Substantially Completed” as used herein shall mean that the work to be performed by Landlord pursuant to Article 3, Exhibit C and Exhibit C-1 has been completed with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses. When the Commencement Date and the Rent Commencement Date have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit B, which Landlord shall complete and deliver to Tenant, and which shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) days of receipt.

2.3

Condition Precedent. Reference is made to the fact that the Premises are currently occupied by another tenant, InfraReDx, Inc. (“InfraReDx”), pursuant to a lease dated August 1, 2005, as amended (the “InfraReDx Lease”), between Landlord, as landlord, and InfraReDx, as the tenant. The InfraReDx Lease is scheduled to expire on December 31, 2020. Landlord and InfraReDx are currently negotiating an agreement to terminate the InfraReDx Lease earlier than that expiration date. It is an express condition precedent to the validity and effectiveness of this Lease that InfraReDx shall agree to an earlier termination of its lease and surrender the Premises, and that Landlord and InfraReDx shall execute a written agreement to that effect (such written agreement being referred to as the “InfraReDx Termination Agreement”). If Landlord, despite having used good faith, diligent efforts, has not obtained the InfraReDx Termination Agreement executed by InfraReDx by the date that is thirty (30) days after full execution of this Lease, then Landlord shall have the right to terminate this Lease, by giving Tenant written notice of termination at any time within five (5) days from such 30-day period, but prior to and until such time that Landlord receives the executed InfraReDx Termination Agreement, such termination to be effective immediately as of the date of Landlord’s termination notice. If this Lease is terminated by Landlord, no documentation other than the notice of termination shall be required to effectuate such termination, and neither party shall have any liability to the other on account of termination.

ARTICLE 3
Condition

3.1	Condition of Premises. The Premises shall be delivered to Tenant on the Commencement Date broom clean, free of the prior occupant, InfraReDx, and in “as-is” condition. Tenant acknowledges and agrees that neither Landlord nor any of Landlord’s agents have made any representations or warranties with respect to the Premises, and Landlord has no obligation to perform any work, or make any alterations, additions or improvements to the Premises to prepare the Premises for Tenant’s use and occupancy, except that Landlord shall cause to be performed, at Landlord’s expense, certain upgrades to the Premises as described in Exhibit C attached hereto and incorporated herein and substantially in accordance with Exhibit C-1 (“Interior Upgrade Work”). Additionally, Landlord, at its expense, shall (a) upgrade the façade at the east side of the Building, substantially in accordance with the rendering attached hereto as Exhibit C-2 and (b) replace the existing windows on the North and South sides of the Building with new windows (a one-for-one swap) (all such work being the “Exterior Building Upgrades”). Landlord is required to make certain interior structural upgrades to the Building, including the addition of associated bracings and footings, as part of the Exterior Building Upgrades. In connection with this structural work, Landlord shall have the right to change the layout of the Premises and perform demolition work to the interior of the Premises as appropriate based on recommendations of Landlord’s engineers and contractors. In that event, Landlord shall, at its sole expense, make all necessary repairs to the Premises following the demolition work to deliver the Premises in good and functional condition. The Interior Upgrade Work and the Exterior Building Upgrades are collectively referred to herein as “Landlord’s Work.” Landlord’s Work shall be performed, at Landlord’s expense, in good and workmanlike manner, using building standard materials and in accordance with building standards. Landlord shall be solely responsible for obtaining all licenses and permits necessary in connection with Landlord’s Work. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, that Tenant has accepted possession of the Premises in its then current condition, and that at the time such possession was taken, the Premises were in a good and satisfactory condition as required by this Lease. Landlord shall use diligence to cause the Landlord’s Work to be Substantially Completed by the Anticipated Delivery Date, subject to the provisions of Section 10.5 hereof, and any delays caused by the action or inaction of Tenant.

3.3

Acceptance of the Premises. Tenant or its representatives may, at reasonable times, enter upon the Premises during the progress of Landlord’s Work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1, and Exhibits C, C-1 and C-2. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Landlord’s Work shall be deemed approved by Tenant when Tenant occupies the Premises for the conduct of its business, except for items of Landlord’s Work which are uncompleted or do not conform to Exhibits C, C-1 and C-2, and as to which Tenant shall, in either case, have given written notice to Landlord prior to such occupancy. A certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord’s Work has been completed except for items stated in such certificate to be incomplete or not in conformity with such Exhibits.

3.4

Pre-Commencement Entry by Tenant. Tenant may, prior to the Commencement Date (but following coordination with Landlord as to the timing and availability), enter the Premises (or such portions thereof as designated by Landlord), without payment of rent, but otherwise subject to all the terms and conditions of this Lease, for the purpose of installing Tenant's furniture, fixtures and equipment, provided that (a) Tenant shall not interfere with any work then being performed by or for Landlord in the Premises or Building (b) Tenant shall immediately cease its activities in the Premises in the event that Landlord notifies Tenant (which notice may be given orally) that Tenant is interfering with Landlord (c) provided Tenant shall reimburse Landlord for Landlord's actual costs incurred in connection with Tenant's pre-commencement entry and/or work. All such work shall be done in accordance with, and Tenant shall comply with, the provisions of Section 6.2.5 hereof.

ARTICLE 4
Rent

4.1

The Fixed Rent. (a) Commencing as of the Rent Commencement Date, Tenant covenants and agrees to pay fixed rent (“Fixed Rent”) to Landlord, by electronic fund transfer (or by such other method, as set forth below, or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct), at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein, on the first day of each calendar month included in the Term; and for any portion of a calendar month following the Rent Commencement Date, at the rate for the first monthly time period stated in Section 1.1, payable in advance for such portion. The term “Additional Rent” shall mean all sums other than Fixed Rent that are payable to Landlord under this Lease, including, without limitation all Operating Costs, Taxes, late charges, and interest.

(b) It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, the Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been abated or terminated pursuant to an express provision of this Lease.

(c) If Landlord shall give notice to Tenant that all rent and/or other payments due hereunder are to be made to Landlord by check, or by any other commercially reasonable means, Tenant shall make all such payments as shall be due after receipt of said notice by means as designated by Landlord, with such payments to be made to such address and to such person or entity as is specified by Landlord. Tenant shall have the right to suspend electronic funds transfers as set forth above for just cause for a reasonable period of time, which cause and period of time must be consented to by Landlord (which consent shall not be unreasonably withheld or delayed).

4.2

Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and Tenant’s Percentage of Taxes and Operating Costs with respect to the Premises as provided in this Section 4.2 as follows:

4.2.1	Real Estate Taxes. Tenant covenants to pay to Landlord, as Additional Rent, for each fiscal tax period (a “Tax Year”) partially or wholly included in the Term, Tenant’s Percentage of Taxes (as hereinafter defined). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant’s Percentage of Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon the Initial Estimate of Tenant’s Percentage of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. If the total of such monthly remittances for any Tax Year is greater than the Tenant’s Percentage of Taxes for such Tax year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Tenant’s Percentage of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant’s Percentage of Taxes). This section shall survive the expiration or earlier termination of this Lease.

If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the Term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant’s Percentage of the refund (less the proportional, pro rata expenses, including attorneys’ fees and appraisers’ fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained. If Landlord does not pursue a tax abatement during the Tax Year in question, Tenant shall have the right to do so in Landlord’s name and Landlord shall reasonably cooperate with Tenant in such effort, provided however, that Tenant shall give prior written notice to Landlord that Tenant elects to seek an abatement and provided, further, that all abatement proceedings are entirely at Tenant’s sole cost and expense.

In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

The term “Taxes” shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the Term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, corporations, estate, inheritance, succession, capital levy, transfer, gift, income or excess profits taxes assessed on Landlord or penalties for delinquent payment of Taxes assessed against Landlord provided such late payment is not caused by or a result of any acts or omissions of Tenant. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2	Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

4.2.3

Operating Costs. Tenant covenants to pay to Landlord the Tenant’s Percentage of Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Tenant’s Percentage of Operating Costs for the Calendar Year. If, at the expiration of the year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated. This section shall survive the expiration or earlier termination of this Lease.

The term “Operating Costs” shall mean all costs and expenses incurred for the operation, maintenance, repair, upkeep and exterior cleaning of the Property, and the portion of such costs and expenses with regard to the common areas, facilities, services and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation, repair and maintenance of parking lots (including lighting), sidewalks, walking paths, access roads and driveways, Property signage, repair and maintenance of the roof; security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning services to the exterior of the Building (including, without limitation, window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, and/or gas), air-conditioning, and water (including sewer charges), refuse disposal and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in the operation, security and maintenance of the Property and the Park; attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and auditing and other professional fees and expenses; and a management fee.

There shall not be included in such Operating Costs (a) brokerage fees including rental fees related to the operation of the Building; (b) interest and depreciation charges incurred on the Property; (c) expenditures made by Tenant with respect to (i) janitorial-type cleaning, maintenance and upkeep of the interior of the Premises (provided said janitorial and cleaning services are not being provided by Landlord), and (ii) the provision of gas and electricity to the Premises, (d) the cost of any item for which Landlord is reimbursed by insurance proceeds; (e) payments which exceed arms-length competitive market prices for services rendered to the Premises paid to any person, firm or corporation affiliated with Landlord to the extent that the payments for such services exceed the competitive costs that would have been paid to parties unaffiliated with Landlord; (f) costs incurred by Landlord due to a breach by Landlord of the terms and conditions of this Lease but only to the extent such costs do not arise from or are attributable to the acts or omissions of Tenant; (g) costs of correcting defects in the original construction of the Premises; (h) costs resulting from the gross negligence or willful misconduct of Landlord or Landlord’s agents; (i) legal fees, to the extent said fees are not related to the operation and/or maintenance of the Building, and/or are not related to the relationship (contractual or otherwise) which exists or may exist between Landlord and Tenant; and (j) costs or expenses related to the removal, abatement or remediation of hazardous materials in or about the Building and/or the Property which is existing as of the date hereof, to the extent said costs or expenses are not attributable to or arise from the acts or omission of Tenant or Tenant’s agents, employees, invitees, servants or contractors (which costs and expenses shall be paid for by Tenant).

If, during the Term of this Lease, Landlord shall replace any capital items, including the roof of the Building and the house HVAC units on the roof, or make any capital expenditures (collectively called “capital expenditures”) the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings to Operating Costs will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, if Landlord shall make such capital expenditure, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

Tenant and its representatives, at Tenant’s sole expense, shall have the right, during customary business hours, to inspect at Landlord’s offices, Landlord’s books and records relating to Operating Costs for the immediately preceding calendar year. As a condition to performing any such inspection, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which Tenant and the examining party discovers in connection with such examination, except for disclosures required by law, court order or regulatory authorities, or to Tenant's attorneys, accountants, auditors, or potential purchasers of the Tenant company. If Tenant elects to exercise such right, it must provide reasonable prior written notice to Landlord given no later than one hundred and twenty (120) days following Tenant’s receipt of Landlord’s Statement of Operating Costs for any calendar year and it must complete any such inspection within sixty (60) days of commencement. Landlord agrees to reasonably cooperate with Tenant to enable Tenant to complete its inspection within the time period specified in the preceding sentence. Tenant shall give Landlord a complete copy of the results of its inspection. If it is determined that Tenant is entitled to a refund, then such refund shall either be in cash or applied as a credit to the next due installment of Rent, at the election of Landlord. If it is determined Tenant has underpaid, then Tenant shall pay such amount within thirty (30) days of Landlord’s invoice therefor. Tenant agrees to use for such inspection a firm that is reasonably acceptable to Landlord and that is not being paid on a contingency fee basis. If Tenant’s audit demonstrates, to Landlord’s reasonable satisfaction, that Operating Costs were overstated by more than five percent (5%), then Landlord shall reimburse Tenant the reasonable cost of the audit (it being agreed that if Tenant’s audit does not show such overstatement, Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection with such audit).

4.2.4	Insurance. Tenant shall, at its expense, as Additional Rent, take out and maintain from the time Tenant first occupies the Premises for any purpose and throughout the Term the following insurance:

4.2.4.1

Commercial general liability insurance and commercial excess liability insurance on “follow form” basis and/or umbrella naming Landlord, the “Landlord Related Parties” (defined in Section 6.1.5 below), Tenant, and any mortgagee of which Tenant has been given notice (“Landlord’s Mortgagee”) as insureds or additional insureds on a primary and non-contributory basis, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1; and, which, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises, covering the state in which the employee was hired, works and resides; and Employers Liability insurance with minimum limits of Five Hundred Thousand Dollars ($500,000.00) each accident, bodily injury by accident; Five Hundred Thousand Dollars ($500,000.00) each employee, bodily injury by disease; and Five Hundred Thousand Dollars ($500,000.00) policy limit, bodily injury by disease.

4.2.4.2

Special Form Property insurance, including flood and earthquake coverage, written at 100% replacement cost value with a replacement cost endorsement covering all Tenant’s furniture, furnishings, fixtures and equipment, including all tenant improvements, and business interruption insurance with limits not less than the equivalent of 12 months of rent, with extra expense coverage, and shall list Landlord as loss payee as their interests may appear.

4.2.4.3

Automobile Liability insurance for all owned, leased, non-owned and hired vehicles. The minimum limit of liability shall be One Million Dollars ($1,000,000.00) each accident, combined single limit for bodily injury and property damage, naming Landlord and the Landlord Related Parties as additional insureds on a primary and non-contributory basis.

4.2.4.4

All such policies shall be obtained from responsible companies having a policy rating of A-VIII or better, as set forth in the most current issue of the Best’s Key Rating Guide and which are qualified to do business and in good standing in Massachusetts and are otherwise reasonably acceptable to Landlord. Tenant agrees to furnish Landlord with certificates evidencing all such insurance, including evidence of the required waiver of subrogation as provided below, prior to the beginning of the Term or the date Tenant first occupies the Premises (whichever occurs first), and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Tenant shall provide at least thirty (30) days prior written notice to Landlord and Landlord’s Mortgagee should any of the policies required herein be changed, terminated, or cancelled. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

4.2.4.5

All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, workmen’s compensation insurance, and all liability insurance, whether or not required, shall include a waiver of rights of subrogation, in favor of the other party. Landlord and Tenant each waives all rights of recovery against the other for loss or injury against which the waiving party is covered by insurance, or is required to be so covered under the Lease, reserving, however, any rights of recovery with respect to any excess of loss or injury over the amount recovered by such insurance. The limits of Tenant’s insurance shall not limit its liability under this Lease. Tenant’s property insurance shall name Landlord and Landlord’s Mortgagee as loss payee with respect to Landlord’s interest in the Property, excluding tenant improvements which Tenant insures under its policy of property insurance. Tenant shall not acquire as insured under any property insurance carried on the Premises, which shall include all tenant improvements, any right to participate in the adjustment of loss or to receive insurance proceeds, except to the extent permitted under Section 7.4 below, and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

4.2.5

Utilities. Commencing as of the Commencement Date, Tenant shall contract for and pay directly to the applicable public utility company all costs and charges for separately metered electricity and gas furnished or consumed on the Premises. Tenant shall reimburse Landlord through Operating Costs for all charges for water (including sewer charges) supplied by Landlord pursuant to Subsection 5.1.3. Tenant shall pay directly all charges for telephone service and other utilities or services including cable, fiber or other communications lines to the Premises not supplied by Landlord, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3

Late Payment of Rent. If any installment of Fixed Rent or other sum due Landlord is paid after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4

Security and Restoration Deposit. Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security and Restoration Deposit. Said deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by said Tenant to be observed and performed. The security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

If the Fixed Rent or Additional Rent or any other sum payable hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security to the original sum deposited. Within forty-five (45) days following Tenant’s yield-up of the Premises in accordance with the terms hereof Landlord shall refund to Tenant said deposit, or so much thereof as may remain after application toward any satisfaction of any obligation of Tenant

In the event of bankruptcy or other creditor-debtor proceedings against Tenant, all securities shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

ARTICLE 5
Landlord’s Covenants

5.1	Affirmative Covenants. Landlord covenants with Tenant:

5.1.1	Heat and Air-Conditioning. To furnish to the Premises heat, ventilation and air-conditioning (“HVAC”) reserving the right, at any time, to change energy or heat sources, separately metered for gas and at the direct expense of Tenant as provided in Section 4.2.5 above, sufficient to maintain the Premises at reasonable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during such hours of the day and days of the year as Tenant determines. The electricity and gas required for HVAC for the Premises shall be as provided for in Section 5.1.2 below. Tenant shall have direct control over the HVAC system serving the Premises.

5.1.2	Electricity and Gas. To furnish to the Premises, separately metered and at the direct expense of Tenant as provided in Section 4.2.5 above, reasonable electricity for Tenant’s Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant’s Permitted Uses and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs. To furnish to the Premises, separately metered and at the direct expenses of Tenant as provided in Section 4.2.5 above, gas for use in connection with the HVAC system.

5.1.3	Water. To furnish water for ordinary cleaning, lavatory and toilet facilities.

5.1.4	Fire Alarm. To maintain fire alarm systems within the Building.

5.1.5	Repairs. Except as otherwise expressly provided herein, to make such repairs and replacements to the Common Areas, the roof, exterior walls, floor slabs and other structural components of the Building, and to the plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). The term “Common Areas” shall mean all areas within the Property which are not leased or held for the exclusive use of Tenant, including, but not limited to, parking areas, driveways, sidewalks, access roads, and landscaping. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, construct additional parking facilities in the Common Areas and increase or decrease the Common Area land so long as Tenant’s use of the Premises is not materially affected. At any time, Landlord may close any portion of the Common Areas to perform any acts that are, in Landlord’s reasonable judgment, necessary or desirable to maintain, repair or improve the Property.

5.2

Interruption. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described utility services, or conditions arising in or about the Premises and Property caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of the above services for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However in each instance of failure or interruption Landlord shall use reasonable efforts to restore the unavailable service or remedy the condition following written notice from Tenant. Any business interruption loss shall be borne solely by Tenant, and Landlord shall have no liability with respect thereto. Notwithstanding the foregoing, if Landlord fails to provide any service that it is required to provide above so that Tenant’s ability to conduct business at the Premises is materially adversely affected for a period of five (5) consecutive business days after written notice thereof from Tenant to Landlord, then, provided that such failure or Landlord’s inability to cure such condition is not (i) due to a cause beyond Landlord’s reasonable control and/or (ii) generally affecting other buildings in the vicinity of the Premises (such as a neighborhood power outage or a water main break) or a fire or other casualty or taking (which shall be governed by Article 7 below) or the fault or negligence of Tenant or any of its agents, employees or contractors, then as Tenant’s sole remedy the Fixed Rent and Additional Rent shall be equitably abated based upon the impact thereof on Tenant’s ability to conduct business in the Premises until such service(s) is restored to their level prior to the interruption.

5.3

Access. Tenant shall have access to the Premises at all times, 24 hours per day, 7 days per week, subject to Landlord’s reasonable security requirements, if any, and occurrences beyond Landlord’s control.

5.4

Landlord’s Insurance. Landlord shall take out and maintain throughout the term (i) all-risk casualty insurance in an amount equal to 100% of the replacement cost of the Building, but specifically excluding any other improvements installed by Tenant during the term, and (ii) comprehensive general liability insurance with respect to the Property in commercially reasonable amounts. Landlord shall not be required to carry insurance of any kind on any improvements in the Premises, which shall be Tenant’s responsibility pursuant to Article 4.2.4 above.

5.5

Condition of Premises. As of the Commencement Date, Landlord represents and warrants that (i) the Building shall be in compliance with the applicable local building code but makes no representation or warranty as to whether the Building is in compliance with the Americans With Disabilities Act; (ii) the heating, ventilation and air conditioning system and other mechanical systems serving the Building shall be in serviceable working order as of the Commencement Date. Additionally, Landlord agrees to meet with Tenant to tour the Premises at yield up to coordinate repairs insofar as such may be required by this Lease.

5.6

Landlord’s Indemnification. Landlord shall indemnify, defend and save Tenant harmless from and against all claims brought by, liability imposed by, or loss or damage arising from the actions of (including the cost of any cleanup or remediation) a governmental authority having jurisdiction over the Property and/or the Park caused by a release or threat of release of Hazardous Materials (as defined in Section 11.1 below) from or at the Property and/or the Park prior to the Commencement Date or, if after the Commencement Date, to the extent caused by Landlord’s use, handling, holding, transporting, storage or disposal of Hazardous Materials including, without limitation, liability under any federal, state or local laws, requirements and regulations; provided, however, that this indemnity shall not apply to the extent such claim, liability, loss and/or damage is attributable or pertains to the following: (i) in the event (but only in the event) Tenant uses, stores, handles, holds, transports or disposes at, on or under the Property the Hazardous Materials which are the subject of such claim, liability, loss and/or damage, unless Tenant provides evidence reasonably satisfactory to Landlord that the Hazardous Materials which are the subject of such claim, liability, loss and/or damage are not caused by or attributable in whole or in part to Tenant, (ii) in the event Tenant or its agents, employees or contractors causes or contributes to the release or threat of release of Hazardous Materials, or (iii) to any claim brought or liability imposed under any law, regulation or ordinance, or common law, arising out of any personal injury or damage suffered or alleged to have been suffered by Tenant’s employees, agents, invitees or contractors. The provisions of this Section 5.6 shall survive the expiration or earlier termination of this Lease.

ARTICLE 6
Tenant’s Additional Covenants

6.1	Affirmative Covenants. Tenant covenants at all times during the Term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.1.1	Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2	Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant’s sole expense. With respect to any licenses or permits relating to or affecting the Property for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

6.1.3	Repair and Maintenance. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

6.1.4

Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

6.1.5	Indemnification. To indemnify, defend and hold harmless Landlord, its agents (including, without limitation, Landlord’s managing agent), partners, officers, directors, members, trustees, beneficiaries, shareholders, and employees (such parties being referred to collectively as the “Landlord Related Parties”) from and against any and all claims, demands, liabilities, penalties, fines, settlements, damages, loss, costs or expenses resulting from, arising out of, or in any way related to injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), the negligent acts or omissions or intentional misconduct of Tenant or any person claiming by, through or under Tenant, or on account of any breach by Tenant of its obligations under this Lease, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the gross negligence or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs and expenses (including reasonable attorneys’ fees), of whatever kind or nature incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. Landlord shall not settle any such claim without first consulting with Tenant and obtaining the consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed. The preceding indemnification shall expressly survive the expiration or earlier termination of this Lease.

6.1.6	Landlord’s Right to Enter. Upon reasonable prior notice from Landlord or its managing agent (except in emergencies) to permit Landlord and its agents to enter into and examine the Premises at reasonable times during normal business hours (except in emergencies) and to show the Premises (other than to prospective tenants as set forth below in this Section 6.1.6), and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord shall use reasonable efforts to perform any regular maintenance work and showings during normal business hours.

6.1.7

Personal Property at Tenant’s Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water, dampness, rain or snow, or by leaks from any part of the Building or by bursting or other defect of water pipes, steam pipes, or other pipes, sprinklers, lighting fixtures or by vandalism, malicious mischief, theft, any acts or omissions of any other tenant of the Property, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except to the extent caused by or due to the gross negligence or willful misconduct of Landlord, and then only after (a) Tenant has given written notice to Landlord (and to Landlord’s Mortgagee, if any) of the condition claimed to constitute negligence, and (b) a reasonable time after the giving of such notice has expired without Landlord having undertaken reasonable and practicable measures to cure or correct such conditions. Pending correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance, or is required to be so covered by this Lease; nor shall Landlord or the Landlord Related Parties be liable for any damage caused by any other person in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

6.1.8	Payment of Landlord’s Cost of Enforcement. To pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

6.1.9	Yield Up. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures, personal property and equipment located in the Premises, including all HVAC equipment associated with Tenant’s lab use and all cubicles whenever installed in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations, alterations, and additions made by Tenant or as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant’s signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, loss by fire or other casualty excepted. Notwithstanding the foregoing, to the extent there are any alterations or other modifications made by Tenant that are not typical of office space, light manufacturing and/or research and development space. Landlord reserves the right at the end of the Term to require Tenant to remove such alterations or modifications and restore the affected areas to an open office configuration. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided.

If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a holdover rate of rent equal to two (2) times the Monthly Fixed Rent Rate and Additional Rent on account of Operating Costs and Taxes last due as of the day prior to the date of expiration or earlier termination of this Lease, and shall otherwise be on the terms and conditions of this Lease as applicable, except that in no event shall any extension option, right of first offer or right of first refusal, or similar right or option be deemed applicable to such tenancy at sufferance. In addition to any liabilities to Landlord resulting from Tenant’s failure and delay in surrendering the Premises as above provided, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs, and damages, direct and/or indirect, sustained by reason of any such holding over.

6.1.10	Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit D, and with all reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice. Tenant shall cause all parties performing work on behalf of Tenant in or about the Premises and Building to comply with the Construction Rules and Regulations attached hereto as Exhibit D-1.

6.1.11	Estoppel Certificate. Upon not less than ten (10) business days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit E or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying, to the extent true and accurate, all or any of the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises, provided such mortgagee or purchaser first executes a non-disclosure agreement with Tenant, reasonably acceptable to Tenant. If Tenant fails to deliver the estoppel certificate within the required time period, and such failure continues for an additional five (5) days following a second written request from Landlord, then Tenant shall be obligated to pay to Landlord, as Additional Rent within twenty (20) days of demand, a fee in the amount of $500.00 per day for each day that Tenant fails to deliver the requested estoppel in the period beginning on the day after the expiration of the initial 10-day period, and ending on the day Tenant actually delivers the estoppel.

	6.1.12	Landlord’s Expenses Re Consents. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

	6.1.13	Intentionally Deleted.

6.2	Negative Covenants. Tenant covenants at all times during the Term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

	6.2.1	Assignment and Subletting. A. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, pledged or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant’s intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to an assignment or to a subletting, provided that the following conditions are met:

(i)	the assignee or subtenant shall use the Premises only for the Permitted Uses;

(ii)	the proposed assignee or subtenant has a net worth and creditworthiness reasonably acceptable to Landlord; and

(iii)	the proposed assignee or subtenant is not then a tenant in the Park, or an entity with which Landlord is negotiating or has negotiated with, within the preceding six months regarding the possibility of leasing space in the Building or the Park.

(iv)	the proposed assignee or subtenant provides a representation and warranty required under Section 10.12 below (OFAC Compliance).

Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including without limitation, financial statements relating to the proposed assignee or subtenant.

B. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord’s reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.

C. If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable marketing expenses of Tenant in connection with the assignment or sublease, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

D. If at any time during the Term of this Lease, there is a name change, Tenant shall so notify Landlord and deliver evidence reasonably satisfactory to Landlord documenting such name change. If, at any time during the Term of this Lease, there is a transfer of a controlling interest in the shares or stock which are not publicly traded upon a stock exchange, or the membership or general partnership or other ownership interests of Tenant, or a restructuring or reorganization of the Tenant entity, including any spin-off, Tenant shall so notify Landlord and (whether or not Tenant so notifies Landlord) such transfer restructuring or reorganization shall be deemed an assignment of this Lease requiring Landlord’s consent as provided in this Section 6.2.1. “Controlling interest” shall mean having ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management of such corporation or other entity.

E. Notwithstanding the foregoing provisions of Subsection 6.2.1, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any corporation which controls or is controlled by Tenant, or to any corporation into which or with which Tenant is merged or consolidated, or to any corporation which purchases all or substantially all of the assets of Tenant’s business, or to any corporation resulting from another form of corporate reorganization, provided that (a) the assignee or sublessee agrees to assume and perform, in full, the obligations of Tenant under this Lease by written instrument reasonably satisfactory to Landlord (which instrument shall be delivered to Landlord fifteen (15) days prior to the effective date of any such transaction), (b) Tenant remains fully and primarily liable under this Lease, (c) the use of the Premises remains unchanged, and (d) the successor to Tenant will have on the effective date of the assignment or sublease a net worth at least equal to or greater than the net worth that Tenant had as of the Effective Date or immediately prior to the merger, consolidation, acquisition, transfer or transaction permitted herein, and provided further that proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least fifteen (15) days prior to the effective date of any such transaction.

F. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(i)

Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default by Tenant hereunder shall occur under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default hereunder exists under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. The subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(ii)

In the event of a default by Tenant in the performance of its obligations under this Lease that results in a termination of this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease.

6.2.2	Nuisance. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord’s insurance; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3	Intentionally Deleted.

6.2.4	Floor Load; Heavy Equipment. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance.

6.2.5

 Installation, Alterations or Additions. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Notwithstanding the foregoing, Tenant may, without the prior consent of Landlord, (a) paint and carpet the Premises and (b) make such other nonstructural, interior installations or alterations not exceeding $5,000.00 in cost in the aggregate during any calendar year, providing the same do not reduce the value of the Property or impair the structural integrity of the Building or the systems, mechanical or otherwise, serving the same, or involve penetrations of the ceiling grid (or removal of the same), roof or exterior walls, and further provided that Tenant shall furnish Landlord with as built plans upon completion of such work. Tenant agrees to employ for any work one or more responsible contractors of whom Landlord has given prior approval, which approval shall not be unreasonably withheld or delayed, and whose labor will work without interference with other labor working on the Property, and to cause such contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements, Employers Liability Insurance at least equal to the limits set forth in Section 4.2.4.1, and commercial general liability insurance covering such contractors on or about the Premises in amounts at least equal to the limits set forth in Section 1.1. All contractors insurance shall name Landlord and the Landlord Related Parties and any Mortgagee as additional insureds on a primary and non-contributory basis, and indemnifying the parties so named against claims for death or injury to persons or damage to property claimed to have occurred in the Premises or on the Property and shall extend to completed operations coverage. Tenant shall cause its contractors to submit certificates evidencing such coverage to Landlord prior to the commencement of any such work. Tenant shall cause all contractors performing work on behalf of Tenant in or about the Premises and Building to comply with the Construction Rules and Regulations attached hereto as Exhibit E-1. Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord’s request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrance arising out of such work. In any event, Tenant shall within ten (10) days of notice from Landlord bond against or discharge any mechanics’ liens or other encumbrances that may arise out of such work. If Tenant shall fail to cause any such lien to be discharged within such ten (10) day period, then in addition to any other available right or remedy, Landlord may discharge the same, either by paying the amount claimed to be due, or by bonding or otherwise. Any amount so paid, and all costs and expenses so incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder. Tenant shall procure all necessary licenses and permits at Tenant’s sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work, and any liability, loss, cost, damage and expense of every kind and nature incurred by reason of, or arising out of any and all mechanic’s and other liens filed in connection with any alterations or improvements.

Not to grant a security interest in, or to lease, any personal property or equipment being installed in the Premises, including, without limitation, demountable partitions (the “Collateral”) without first obtaining an agreement for the benefit of Landlord in the form attached hereto as Exhibit F, from the secured party or lessor (“Secured Party”) that stipulates in the event either the Lease is terminated or Tenant defaults in its obligations to Secured Party, then (i) Secured Party will remove the Collateral within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease, or within ten (10) business days after Secured Party notifies Landlord that Secured Party has the right to remove the Collateral on account of Tenant’s default in its obligations to Secured Party, (ii) Secured Party will restore the area affected by such removal, and (iii) that a failure to so remove the Collateral will subject such property to the provisions of subsection 6.1.9 of the Lease.

6.2.6	Abandonment. Not to abandon the Premises during the Term.

6.2.7	Signs. Not without Landlord’s prior written approval to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Notwithstanding the foregoing, Tenant shall be permitted to place two (2) identification signs on the Building exterior, at Tenant’s expense, in conformance with Northwest Park’s sign policy and all applicable laws, ordinances and regulations and subject to Landlord’s prior approval of size, design and location (which shall not be unreasonably withheld or delayed). Such signs shall be maintained in good repair by Tenant and removed at the end of the Term, all at Tenant’s expense.

6.2.8	Parking and Storage. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

ARTICLE 7
Casualty or Taking

7.1

Termination. In the event that (a) the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or (b) the Premises shall be destroyed or damaged by fire or casualty, or by the action of any public authority to the extent of more than 25% of the Rentable Floor Area of the Premises, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event that the Premises, in whole or in part, are destroyed or damaged by fire or casualty, or by the action of public authority, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within one hundred eighty (180) days from the date of the fire or casualty, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties. Notwithstanding the foregoing, in the event all or a material part of the Premises is taken by any public authority for any public use, Tenant shall have the right to terminate this Lease by giving notice to Landlord and the Lease shall terminate as of the date of vesting of title in the condemning authority.

7.2

Restoration. If Landlord or Tenant does not elect to so terminate, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If Landlord shall not have restored the Premises within one hundred eighty (180) days from the taking or casualty, Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration.

7.3

Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases except for Tenant’s insurance proceeds allocable to personal property and business loss and, in the case of a taking by a public authority, any awards made to Tenant for its personal property, fixtures, and moving expenses. Except for such awards, Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

7.4

Disbursement of Insurance Proceeds. That parties agree that Tenant’s property insurance on any improvements in the Premises installed by or on behalf of Tenant shall be adjusted and disbursed in accordance with this Subsection 7.4. If a fire or other casualty occurs and this Lease is not terminated as a result thereof, the Tenant’s insurance shall be adjusted by Tenant and the proceeds thereof shall be paid to Landlord to fund the Landlord’s restoration work. If the Lease is terminated as a result of a fire or other casualty, then Tenant’s insurance shall be adjusted and the proceeds thereof shall be paid to Tenant, provided, however, that Tenant agrees to pay Landlord for Landlord’s share of the insurance proceeds attributable to the improvements in the Premises installed by or on behalf of Tenant by Landlord and not yet paid for by Tenant to Landlord (if any) at the time of such fire or casualty.

ARTICLE 8
Defaults

Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant in violation of the provisions of Section 6.2.1 of this Lease, or (c) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (d) if Tenant’s leasehold interest shall be taken on execution, or (e) if a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or (f) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (g) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and/or Landlord may terminate this Lease by sending written notice of termination to Tenant and this Lease shall terminate and come to an end on the date of entry as aforesaid, or on the third (3rd) day following the giving of such notice as fully and completely as if such date were the date originally fixed for expiration of the Term of this Lease. Tenant will quit and surrender the Premises to Landlord, but shall remain liable as herein provided. Tenant hereby waives all statutory rights to the Premises (including without limitation rights of redemption, if any, granted under any present or future laws to the extent such rights may be lawfully waived). Landlord, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Landlord shall use reasonable efforts to provide Tenant with thirty (30) days prior notice of any such auction or sale. No termination or repossession provided for in this Section 8.1 shall relieve Tenant or any guarantor of Tenant of the liabilities and obligations of Tenant under this Lease, all of which shall survive any such termination or repossession.

8.2

Remedies. A. In the event of termination or repossession, Tenant covenants to pay punctually to Landlord Fixed Rent, Additional Rent and all other sums for which Tenant is obligated in this Lease to pay and in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as set forth below in this Section 8.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable attorney’s fees, and expenses of preparing the Premises for such reletting.

B. Landlord may elect to (i) relet the Premises or any part or parts thereof, for a term or terms which may be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and/or (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid. However, Landlord shall use reasonable efforts to re-let the Premises after Tenant vacates the Premises once this Lease is terminated on account of a default by Tenant. For the purposes of this paragraph, marketing of the Premises in a manner similar to the way Landlord markets its other premises in the suburban market shall be deemed to satisfy Landlord's obligation to use such "reasonable efforts." In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises free of any claim of Tenant, (ii) to lease the Premises to a tenant whose proposed use, in Landlord's bona fide judgment, would violate any restrictions by which Landlord is bound, (iii) to re-let the Premises before leasing other comparable vacant space in the Building, (iv) to lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) to enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner comparable to other tenants in the Building. In no event, however, shall Tenant's liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.

C. If this Lease is terminated under any of the provisions contained in Section 8.1, at the election of Landlord, and in lieu of full recovery by Landlord of the sums payable under the foregoing provisions of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid at the time of termination), Landlord may by written notice to Tenant, elect to recover, and Tenant shall thereupon pay forthwith to Landlord, as compensation, an amount equal to the present value of the amount by which the payments of Fixed Rent and Additional Rent payable for balance of the Term would exceed the fair rental value of the Premises for the balance of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid by Tenant for the balance of the Term.

D. In the alternative, and in lieu of any other damages or indemnity and in lieu of recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the discounted present value of the aggregate of the Fixed Rent and Additional Rent owing under this Lease for the remainder of the Term following such termination (using a discount rate of 7%), plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages.

E. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3

Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4

Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5

Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6

No Waiver, etc. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7

No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9
Rights of Mortgage Holders

9.1

Rights of Mortgage Holders. The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2

Lease Superior or Subordinate to Mortgages. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder and Tenant and such holder execute a commercially reasonable subordination, non-disturbance and attornment agreement in the holder’s usual and customary form). Tenant agrees it will, upon not less than ten (10) days’ prior written request by Landlord, execute, acknowledge and deliver any and all commercially reasonable instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. If Tenant fails to deliver such documentation within the required time period, and such failure continues for an additional five (5) days following a second written request from Landlord, then Tenant shall be obligated to pay to Landlord, as Additional Rent within twenty (20) days of demand, a fee in the amount of $500.00 per day for each day that Tenant fails to deliver the requested documentation in the period beginning on the day after the expiration of the initial 10-day period and ending on the day Tenant actually delivers the documentation. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord shall use reasonable efforts to obtain a so-called non-disturbance for the benefit of Tenant from its current lender on said lender’s usual and customary form.

ARTICLE 10
Miscellaneous Provisions

10.1

Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given upon receipt or rejection when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or on the next business day after being deposited with a nationally recognized overnight courier service for delivery to such address, or when delivered to such address by hand.

10.2

Quiet Enjoyment. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3

Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact (which appointment shall survive termination of the Term of this Lease) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease in Tenant’s name if Tenant fails, within 10 days after request therefor, to either execute, acknowledge or deliver such notice of termination or give Landlord written notice setting forth the reasons why Tenant is refusing to deliver such notice of termination.

10.4

Limitation of Landlord’s Liability. The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, managers, members or stockholders of Landlord) ever be personally liable for any such liability.

10.5

Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control (any of the foregoing causes being referred to herein as “Force Majeure”) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. Tenant’s inability to pay any sums due Landlord hereunder shall in no way be affected or excused by any of the foregoing causes and shall in no event be deemed a Force Majeure event.

10.6

Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord (and to all mortgagees of which Tenant has notice) specifying the nature of Landlord’s alleged default. Notwithstanding any provision contained herein, in no event shall Landlord ever be liable to Tenant, or any person claiming by, through or under Tenant, for any special, indirect, incidental or consequential damages, or for any lost profits. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7

Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than The Stevens Group and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim. Tenant shall be solely responsible for payment of any commissions due any brokers with whom Tenant dealt in connection with this Lease.

10.8

Applicable Law and Construction; Merger; Jury Trial. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. This Lease and the Exhibits attached hereto and forming a part hereof constitute all the covenants, promises, agreements, and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, promises, agreements or understandings, either oral or written, between them other than as are set forth in this Lease. Neither Landlord nor Landlord's agents shall be bound to any representations with respect to the Premises, the Building or the Property except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Tenant shall and does hereby waive trial by jury in any action, proceeding, or claim brought by or against Landlord regarding any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one person or entity named as tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9

Authority. In the event the Tenant is a corporation, partnership or limited liability company, Tenant hereby represents and warrants that: the Tenant is a duly constituted corporation, partnership or limited liability company, as the case may be, qualified to do business in the Commonwealth of Massachusetts; that the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of said corporation(s), partnership(s) or limited liability company(ies); and that the by-laws of Tenant authorize to enter into this Lease.

10.10

Counterparts. This Lease shall not be valid and binding until executed and delivered by Landlord and may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any facsimile or other electronic transmittal of original signature versions of this Lease shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

10.11

OFAC Compliance. Tenant hereby warrants and represents that: (a) neither Tenant nor any of its affiliates does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by The Office of Foreign Assets Control (“OFAC”); Tenant is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Tenant under the terms of this Lease will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions; (b) no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws; (c) neither Tenant, nor any person controlling, controlled by, or under common control with, Tenant, nor any person having a beneficial interest in Tenant, nor any person for whom Tenant is acting as agent or nominee, nor any person providing funds to Tenant in connection with this Lease (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any US.-government provided list of known or suspected terrorists or terrorist organizations. For purposes of this representation, the term “Anti-Money Laundering Laws” shall mean all laws, regulations and executive orders, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), Executive Order 13224, the Bank Secrecy Act, 31 U.S.C. Section 531 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the OFAC-administered economic sanctions, and laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

10.12	Execution and Delivery.This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant, and delivery of a signed copy to Tenant.

ARTICLE 11
Hazardous Materials

11.1

No Releases of Hazardous Materials. Tenant covenants and agrees not to use, release, dispose, manufacture, store, or transport any Hazardous Materials (hereinafter defined) at, on, under or from the Premises and the Property except in compliance with any and all laws, regulations, ordinances or orders promulgated, and as may be amended, by any governmental authority having jurisdiction over the Hazardous Materials or the Property (collectively, “Legal Requirements”), and except for those Hazardous Materials used in the ordinary course of Tenant’s business, but only in compliance with all applicable Legal Requirements and any reasonable requirements of Landlord (such as requirements for fencing or other locked enclosures). Tenant shall comply with all governmental reporting requirements with respect to Hazardous Materials and all chemicals and flammable substances (in whatever form) used by Tenant in its business operations, and shall deliver to Landlord copies of all such reports. In the event that a release or threat of release of Hazardous Materials occurs at, from or upon the Premises or Property during the term of this Lease, Tenant shall at its expense perform all actions required under any and all applicable Legal Requirements to assess, contain, remove or respond to such release or threat of release; provided, however, that Tenant’s work or actions hereunder shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld. Notwithstanding the foregoing sentence, in the event of an environmental emergency whereby a governmental authority having jurisdiction has directed or Legal Requirements specify Tenant to take immediate action to report and/or to contain, remove or respond to a release or threat of release, and provided Tenant has used reasonable efforts to contact Landlord for approval as aforesaid and Landlord has failed to timely respond to Tenant, Tenant shall be permitted to take such immediate action and shall use best efforts to inform Landlord of the actions so taken, it being understood and agreed that any further actions beyond the emergency action shall still require Landlord’s approval as aforesaid. The term “Hazardous Materials” shall mean any and all materials defined or classified as “hazardous materials” “hazardous waste,” “hazardous substance,” “toxic substance,” “hazardous pollutant,” “toxic pollutant” or “oil” under 42 U.S.C. §9601 et. seq. (CERCLA), 42 U.S.C. §6901 et. seq. (RCRA), M.G.L. c. 21C or M.G.L. c. 21E and any regulations promulgated pursuant to those statutes, all as amended.

11.2

Notices of Release of Hazardous Materials. Tenant shall promptly notify Landlord in writing of all spills, releases or threat of release of Hazardous Materials caused by or involving Tenant or its business operations, and all notices, orders, fines or communications of any kind received by Tenant from any governmental authority or third party concerning the presence or suspected presence of Hazardous Materials on the Premises or the Property, the migration or suspected migration of Hazardous Materials from the Premises or the Property to other property, or the migration or suspected migration of Hazardous Materials from other property to the Premises or the Property.

11.3

Landlord’s Right to Inspect. Landlord, its officers, employees, contractors and agents shall have the right, but not the duty, to inspect areas of the Premises, Building and Property to determine whether Tenant is complying with CERCLA, RCRA, Chapter 21C, Chapter 21E, and other state and federal environmental laws, or regulations promulgated pursuant to any of the foregoing, as amended. Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any interference caused thereby, provided Landlord shall have used such reasonable efforts. Landlord shall use reasonable efforts to perform such inspections pursuant to this Section 11.3 during normal business hours.

11.4

Landlord’s Right to Audit. Tenant shall permit Landlord, its employees and its agents (including its environmental consultant), access to all areas of the Premises for the purposes of conducting an environmental assessment or inspection during regular business hours, or during other hours either by agreement of the parties or in the event of an environmental emergency. In the event Landlord shall exercise its rights under this Section 11.4, (i) Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any interference caused thereby, provided Landlord shall have used such reasonable efforts; and (ii) except in the case of an environmental emergency, Landlord shall exercise said assessment or inspection right no more than one time during any 12 month period of the term, provided, however, that said limitation of one audit every 12 months (a) shall not apply and be counted towards any assessments or inspections required by any lender of Landlord; and (b) shall be deemed void and of no force and effect in the event Landlord has a reasonable belief that a release or threat of release of Hazardous Materials or a violation of a Legal Requirement existed or exists at, on, under or from the Premises or the Property.

11.5

Tenant Audit. Landlord shall have the right, from time to time, during the term of this Lease (provided that Landlord has a reasonable belief that Hazardous Materials are present on the Property and are in violation of any Legal Requirements and has delivered to Tenant evidence to support such belief) and upon the expiration of the term of this Lease, to require that Tenant hire, and in such event, Tenant shall at its own expense hire, an environmental consultant satisfactory to Landlord to undertake an environmental assessment, inspection and/or sampling at the Property to determine whether Hazardous Materials have been released during the term of the Lease.

11.6

Remediation. Should the assessment, inspection or sampling performed pursuant to Sections 11.4 or 11.5 above, or any other assessment, inspection or sampling, reveal that there has been a release or threat of release of Hazardous Materials by Tenant or its employees, agents or contractors, then Tenant shall, at its expense, undertake all response actions required by Landlord or any Legal Requirement, and Tenant shall promptly thereafter restore any areas damaged or affected by such response actions.

11.7

Tenant’s Reporting Requirements; Management and Safety Plan. No later than thirty (30) days prior to the Commencement Date, Tenant shall submit to Landlord a list that specifies the materials that Tenant will use or store on the Premises in the ordinary course of its business. Tenant shall provide Landlord with an updated list every twelve (12) months. Any additions to said list will be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed, provided, however, that Landlord’s approval shall not be required if said materials are being used solely and exclusively by Tenant and in connection with the research and development and manufacturing of medical devices. In all other cases, Landlord’s approval shall be required. No later than thirty (30) days prior to the Commencement Date, Tenant shall at its expense prepare and deliver to Landlord and Landlord’s environmental consultant for their review and approval a so-called “Chemical Management and Facility Safety Plan” (the “Plan”). Tenant shall amend the Plan if requested by Landlord. Tenant shall operate its business at the Premises in accordance with the procedures and practices set forth in said Plan, and shall promptly remedy from time to time any practices, procedures or conditions, at Tenant’s expense, that violate, or which in the reasonable judgment of Landlord or its consultant, would with the passage of time violate, the provisions of this Article 11.

11.8

Indemnification. Tenant agrees to indemnify and save Landlord harmless from all claims, liability, loss or damage to the extent arising on account of the use, release, threat of release, holding, handling, transport, storage, or disposal of Hazardous Materials by Tenant, its employees, agents or contractors at, on, upon or from the Premises or Property from and after the Date of this Lease, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the systems of the Building or the Property. The provisions of this Section 11.8 shall survive the expiration or earlier termination of this Lease.

11.9

Notice to Tenant. Landlord shall use reasonable efforts to notify Tenant of any release of Hazardous Materials by any other tenants of the Park on any properties owned by Landlord which abut the Property provided Landlord first has knowledge of the same.

Signatures appear on the immediately following page

WITNESS the execution hereof under seal as of the Effective Date:

LANDLORD:

NWP RETAIL 18 LLC,

a Massachusetts limited liability company

By:	NWP Retail, LLC,
a Massachusetts limited liability company

By:	NWP Capital, LLC,
a Massachusetts limited liability company,
its Sole Member and Authorized Signatory

	By:	/s/ Adele Olivier
Name: Adele Olivier
its Manager and not individually

	By:	/s/ Peter Nordblom
Name: Peter Nordblom
its Manager and not individually

	By:	/s/ Crosby Nordblom
Name: Crosby Nordblom
its Manager and not individually

TENANT:

LEMAITRE VASCULAR, INC.

By:     /s/ Joseph P. Pellegrino, Jr.

Name: Joseph P. Pellegrino, Jr.

Title: Chief Financial Officer

EXHIBIT A

PLAN SHOWING THE PREMISES

A-1

EXHIBIT B

COMMENCEMENT DATE NOTIFICATION

To:_____________________________

_________________(“Landlord”) and ______________(“Tenant”) are parties to a lease (“Lease”) dated ______________________, 201_, of premises in a building known as __________________________, Massachusetts. Landlord hereby notifies Tenant that the Commencement Date is ___________________________; _________________________ and the Rent Commencement Date is ______________________. Although not required for this notification to be effective, we would appreciate you confirming the foregoing by signing the enclosed copy of this letter and returning it to us.

________________________________________________
(Landlord)

By:_____________________________________________

Confirmed:

__________________________________
(Tenant)

By:________________________________

B-1

EXHIBIT C

INTERIOR UPGRADES

Landlord shall perform the following interior upgrades to the Premises:

●	Install new tile flooring in the existing bathrooms.

●	Remove existing kitchenette millwork and replace with new millwork (upper and lower cabinets) and new VCT flooring in the existing kitchen area.

●	Install a 10’ x 12’ overhead door on the East side of the Building.

●	Install a 6’ x 8’ Advance Lift Surface Mount Interior Dock Lift

●	Install partitions around the loading dock as shown on Exhibit C-1, with double doors.

Landlord shall also perform the following upgrades to the office area on the North side of the Building (shaded in gray on Exhibit C-1);

●	Replace the lights with LED fixtures.

●	Spray paint the existing ceiling and tile grid.

●	Remove existing carpet/VCT and replace with new carpet tile.

●	Remediate any asbestos found underneath VCT, as needed. Carpeted areas throughout the Premises should not require remediation, but Landlord will remediate if needed.

●	Repaint the walls and doorframes.

All work described in this Exhibit C shall be performed using building standard materials and in accordance with Building standards.

C-1

EXHIBIT C-1

INTERIOR UPGRADES

C-1-1

EXHIBIT C-2

RENDERING SHOWING EXTERIOR BUILDING WORK

LeMaitre®
VASCULAR

Nordblom

Building 18 - North West Park / Schematic Renderings / 02 August 2019

25 Years of Shaping the Exceptional / 200 Ayer Road / Suite 200 / Harvard, MA 01451 / 978 456 2800 / MAUGEL.COM

MAUGEL ARCHITECTS

C-2-1

EXHIBIT D

RULES AND REGULATIONS

1.	The sidewalks, entrances, passages, corridors, vestibules, halls, in or about the Building shall not be obstructed by Tenant.

2.	Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3.

If Tenant’s use of the Premises causes any increase above normal insurance premiums on the Building, Tenant shall be responsible to pay to Landlord the amount of any increase in the insurance premiums.

4.

No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

5.	Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

6.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

7.	Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant’s rights under the Lease.

8.

Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper, provided such rules and regulations do not diminish Tenant’s rights under the Lease.

9.

Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

10.	The normal business hours for the Building are 7:00 A.M. to 6:00 P.M. on Mondays through Fridays, excluding holidays on which the Building is closed.

D-1

EXHIBIT D-1

CONSTRUCTION RULES AND REGULATIONS

1.     All work shall be performed in accordance with all applicable state laws and in accordance with all requirements and codes of the Town of Burlington and guidelines of Landlord’s managing agent, Nordblom Management Company (”Building Management”).

2.     Certificates of Insurance in compliance with the requirements of Section 6.2.5 of the Lease must be provided from general contractor (“Contractor”) and its subcontractors at a minimum of seven (7) days prior to the commencement of any work.

3.     At least three (3) weeks before construction, Contractor must schedule a pre-construction meeting with the Landlord’s project management team. Meeting materials should include detailed schedules; addresses and telephone numbers of supervisors, contractors and subcontractors: copies of permits; proof of current insurance (including all subcontractors); and notice of any contractor's involvement in a labor dispute. Contractor shall supply Building Management with a copy of all permits prior to start of any work.

4.     Contractor is required to keep and make available a daily log of personnel entering and exiting the premises. Building Management will provide access cards and keys to direct employees of Contractor. Contractor shall be responsible for providing access to sub-contractors. Building Management reserves the right to restrict access further at any point, and for any reason.

5.     INTENTIONALLY OMITTED.

6.     Testing of sprinkler system, fire protection system, demolition, coring, and any other similar type work must be coordinated through Building Management with ten (10) days prior notice. Work on any system within the Building shall be coordinated with Building Management.

7.     No storage of any items allowed in any outdoor area. The Contractor is responsible for leaving the outdoor area in “broom clean” condition. The Contractor will incur costs for the clean-up for areas left dirty. Rubbish cannot be stored in any outdoor area.

8.     Prior to any building management control work commencing that shall impact the existing Building and control network, Building Management’s representative shall need to be consulted.

9.     If taking the Building fire alarm points offline is required in connection with any work, the cost of such service will be billable to the Contractor. Contractor can choose to have their subcontractor handle taking the fire alarm points or panel offline, provided the sub-contractor is licensed to do so, and works within the requirements and codes of the Town of Burlington Fire Department.

10.     Admittance to the roof of the Building is allowed only upon the prior written consent of Building Management. Admittance for the duration of the project may be accommodated, but specific conditions for controlled access may apply.

11.     There is a “No Smoking Policy” in effect for all areas of the Building, with the exception of the smoking areas designated at each building. Any personnel caught in violation of this policy will be asked to leave the premises immediately.

12.     Contractor will be responsible for daily removal of waste foods, milk, coffee and soft drink containers, etc. Building trash receptacles are not to be used.

13.     There will be no radios on the job site.

14.     All workers are required to wear a shirt, shoes, and full length trousers.

15.     There will be no yelling or boisterous activities; nor is alcohol or controlled substances allowed or tolerated. Individuals under the influence or in possession of such will be prosecuted.

D-1-1

16.     Contractor shall post no signs without Building Management’s expressed prior approval which may be withheld for any reason.

17.     Contractor shall complete work without disruption from labor disputes and in harmony with other trades.

18.     The Construction Rules and Regulations are subject to change in Landlord’s sole discretion.

19.     Landlord reserves the right to prohibit access to the Building by any contractors who fail to comply with these Construction Rules and Regulations.

D-1-2

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

TO: _______________________ (“Mortgagee” or “Purchaser”)

THIS IS TO CERTIFY THAT:

1.

The undersigned is the tenant (the “Tenant”) under that certain lease (the “Lease”) dated __________, 20__, by and between ____________ as landlord (the “Landlord”), and the undersigned, as Tenant, covering those certain premises commonly known and designated as _______________ (the “Premises”) in the building located at ______________, ________________, Massachusetts.

2.

The Lease is attached hereto as Exhibit A and (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):
_____________________________________________________
_____________________________________________________
_____________________________________________________

3.

The undersigned has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):
_____________________________________________________
_____________________________________________________
_____________________________________________________

(1)	The Term of the Lease began (or is scheduled to begin) on _________ ,20___ and will expire on _________, 20__;

(2)	The fixed rent for the Premises has been paid to and including _______________, 20__;

(3)	The fixed rent being paid pursuant to the Lease is at the annual rate of $____________; and

(4)	The escalations payable by Tenant under the Lease are currently $______, based on a pro rata share of ______%, and have been reconciled through _______, 20__.

4.

(i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one (1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):
_____________________________________________________
_____________________________________________________
_____________________________________________________

5.

Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

6.	Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant’s leasehold interest.

E-1

7.

Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):

8.

Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the Term of the Lease or expand the Premises except (if none, so state):

9.

The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord’s interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

EXECUTED UNDER SEAL AS OF _____________, 20__.

TENANT:

_____________________________________

By:     ________________________________
Name:
Title:
Duly Authorized

E-2

EXHIBIT F

LANDLORD’S CONSENT AND WAIVER

WHEREAS, _________________________ (the "Tenant") has or is about to enter into certain financing agreements with ___________ ______________________ (the "Bank") pursuant to which the Bank has been or may be granted a security interest in certain property of the Tenant; and

WHEREAS, Tenant is the tenant, pursuant to a lease agreement by and between Tenant and the undersigned (the "Landlord") dated as of ___________________ (the "Lease"), of certain demised premises contained in the building located at the following address:

and more particularly described in the Lease (the "Premises");

NOW, THEREFORE, for valuable consideration, the Landlord agrees, for as long as Tenant remains indebted to the Bank, as follows:

(a)     Landlord acknowledges and agrees that the personal property of Tenant (which for purposes hereof shall not include computer wiring, telephone wiring and systems, and demountable partitions) in which the Bank has been granted a security interest (the "Bank Collateral") may from time to time be located on the Premises;

(b)     Landlord subordinates, waives, releases and relinquishes unto the Bank, its successors or assigns, all right, title and interest, if any, which the Landlord may otherwise claim in and to the Bank Collateral, except as provided in subparagraph (d) hereinbelow;

(c)     Upon providing the Landlord with at least five (5) business days' prior written notice that Tenant is in default of its obligations to the Bank, the Bank shall then have the right to enter the Premises during business hours for the purpose of removing said Bank Collateral, provided (i) the Bank completes the removal of said Bank Collateral within ten (10) business days following said first written notice of default, and (ii) the Bank restores any part of the Premises which may be damaged by such removal to its condition prior to such removal in an expeditious manner not to exceed ten (10) business days following said first written notice of default;

(d)     Upon receipt of written notice from Landlord of the expiration or earlier termination of the Lease, the Bank shall have ten (10) business days to enter the Premises during business hours, remove said Bank Collateral, and restore any part of the Premises which may be damaged by such removal to its condition prior to such removal. If the Bank fails to so remove the Bank Collateral, the Bank agrees that the Bank Collateral shall thereupon be deemed subject to the yield up provisions of the Lease, so the Landlord may treat the Bank Collateral as abandoned, deem it Landlord's property, if Landlord so elects, and retain or remove and dispose of it, all as provided in the Lease;

(e)     All notices and other communications under this Landlord's Consent and Waiver shall be in writing, and shall be delivered by hand, by a nationally recognized commercial next day delivery service, or by certified or registered mail, return receipt requested, and sent to the following addresses:

if to the Bank:

Attention: ____________________________

F-1

with a copy to:

if to the Landlord:	c/o Nordblom Management Company, Inc.
71 Third Avenue
Burlington, MA 01803

Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of a next day delivery service, on the next business day after being placed in the possession of such delivery service with next day delivery charges prepaid, and (c) in the case of mail, five (5) days after deposit in the postal system, certified or registered mail, return receipt requested and postage prepaid. Either party may change its address and telecopy number by written notice to the other as provided above; and

(f)     The Bank shall indemnify and hold harmless the Landlord for any and all damage caused as a result of the exercise of the Bank's rights hereunder.

This Landlord's Consent and Waiver may not be changed or terminated orally and inures to the benefit of and is binding upon the Landlord and its successors and assigns, and inures to the benefit of and is binding upon the Bank and its successors and assigns.

IN WITNESS WHEREOF, Landlord and Bank have each executed this Landlord's Consent and Waiver or caused it to be executed by an officer thereunto duly authorized, and the appropriate seal to be hereunto affixed, this ____ day of _________, 20_.

LANDLORD:

By:
(Name)
(Title)

BANK:

By:
(Name)
(Title)

F-2

COMMONWEALTH OF MASSACHUSETTS

__________ County, ss.

     On this _____ day of _______, 20__, before me, the undersigned Notary Public, personally appeared the above-named                          , proved to me by satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatories, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by her/him voluntarily for its stated purpose.

Print Name:
My commission expires:

STATE OF

__________ County, ss.

     On this _____ day of _______, 20__, before me, the undersigned Notary Public, personally appeared the above-named                          , proved to me by satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatories, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, that he/she signed it as _________________ for _______________________, and acknowledged the foregoing to be signed by her/him voluntarily for its stated purpose.

Print Name:

My commission expires:

s

F-3